Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Magenta Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-257381 and 333-266511) on Form S-3 and (Nos. 333-225838, 333-230387, 333-233125, 333-236853, 333-253815 and 333-263358) on Form S-8 of our report dated March 23, 2023, with respect to the consolidated financial statements of Magenta Therapeutics, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 23, 2023